[CAPTION]
                                      EXHIBIT 11
                                STEEL TECHNOLOGIES INC.
                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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In thousands, except per share data
            Fiscal Years Ended September 30     1996      1995      1994
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ACTUAL
  Weighted average shares
   outstanding                                  11,980    12,147   12,150
                                           ==============================
  Net income                                   $11,686   $ 7,423  $10,512
                                           ==============================
  Earnings per share                            $ 0.98   $  0.61   $ 0.87
                                           ==============================

PRIMARY

  Weighted average shares
   outstanding                                  11,980     12,147   12,150

  Dilutive effect of stock options                  74         81      236
                                            ------------------------------
                                                12,054      12,228   12,386
                                             ==============================
  Net income                                   $11,686     $ 7,423  $10,512
                                             ==============================
  Earnings per share                            $ 0.97     $  0.61   $ 0.85
                                             ==============================

FULLY DILUTED

  Weighted average shares
   outstanding                                  11,980      12,147   12,150

  Dilutive effect of stock options                 107          81      236
                                             ------------------------------
                                                12,087      12,228   12,386
                                             ==============================
  Net income                                   $11,686     $ 7,423  $10,512
                                             ==============================
  Earnings per share                            $ 0.97     $  0.61   $ 0.85
                                             ==============================



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